UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 9, 2009
ZI CORPORATION
(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation)	000-24018 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
c/o Nuance Communications, Inc.
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On April 9, 2009, Zi Corporation (“Zi”) was acquired by Nuance Communications, Inc. (“Nuance”) pursuant to an Arrangement Agreement dated February 26, 2009, by and among Nuance, Nuance Acquisition ULC, an Alberta unlimited liability corporation and an indirectly wholly owned subsidiary of Nuance (“Sub”), and Zi, by which Zi became a wholly owned subsidiary of Sub (the “Acquisition”). The Acquisition occurred by way of a statutory plan of arrangement pursuant to Section 193 of the Business Corporations Act (Alberta).
     In connection with the consummation of the Acquisition, Zi requested that NASDAQ Stock Market LLC (“NASDAQ”) file with the Securities and Exchange Commission an application on Form 25 to (1) remove Zi common shares from listing on NASDAQ and (2) withdraw the registration of the common shares under Section 12(b) of the Securities Exchange Act of 1934, as amended. In connection with the completion of the Acquisition, trading of the common shares on NASDAQ and the Toronto Stock Exchange ceased at the close of the markets on April 9, 2009.
Item 5.01. Changes in Control of Registrant.
     In connection with the consummation of the Acquisition, each Zi common share outstanding prior to the Acquisition has been converted into the right to receive $0.34 in cash and approximately 0.037 shares of Nuance common stock. Following the Acquisition, Nuance beneficially owns 100% of the outstanding common shares of Zi.
Item 8.01. Other Events.
     On April 9, 2009, Nuance and Zi issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Exhibits.
     (d) Exhibits
99.1    Press Release dated April 9, 2009.*

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZI CORPORATION
Date: April 14, 2009	By:	/s/ Thomas Beaudoin
Thomas Beaudoin
Chairman of the Board of Directors

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated April 9, 2009.*

*	Filed herewith.